                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                  FORM 8-K/A
                AMENDMENT NO. 1 TO FORM 8-K FILED JUNE 22, 1998

              / /  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                    Date of Amended Report:  August 7, 1998

                        HERITAGE FINANCIAL CORPORATION
            (Exact name of Registrant as specified in its charter)

                                  Washington
          (State or other jurisdiction of incorporation organization)


         91-1857900                          Commission File No.
      (IRS Employer or                            000-29480
     Identification No.)



       201 Fifth Avenue SW, Olympia,  WA                      98501
    (Address of principal executive office)                 (ZIP code)

                                (360) 943-1500
             (Registrant's telephone number, including area code)

                          AMENDMENT NO. 1 TO FORM 8-K
                                  FORM 8-K/A

                        HERITAGE FINANCIAL CORPORATION
                              Olympia, Washington


The Company hereby amends ITEM 7 of the Company's FORM 8-K dated June 22, 1998 reporting the Company's acquisition of all of the outstanding common stock of North Pacific Bancorporation to include the requisite financial statements of North Pacific Bancorporation and pro forma financial statements.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 12, 1998, Heritage Financial Corporation (the "Company") acquired all of the outstanding common stock of North Pacific Bancorporation whose wholly owned subsidiary is North Pacific Bank. North Pacific Bank operates two banking offices in Tacoma, Washington with assets of $81.3 million at May 31, 1998. Based on a formula which includes the earnings of North Pacific Bank from January 1, 1998 through June 12, 1998 less certain adjustments, the Company paid approximately $17.5 million in cash (and approximately $0.1 million in transaction costs) to acquire all of the outstanding common stock of North Pacific Bancorporation from its sole stockholder. The funds that the Company utilized in this transaction were held in short term investments and were part of the net proceeds from the Company's January 1998 stock offering. Subsequent to the consummation of the acquisition, the holding company, called North Pacific Bancorporation, was merged into Heritage Financial Corporation. At a future date, the Company intends to merge the operations of North Pacific Bank with and into Heritage Bank. This transaction will be accounted for using the purchase method of accounting. Effective June 18, 1998, Mr. Peter Wallerich, former Chairman and Chief Executive Officer of North Pacific Bancorporation, became a director of the Company.

The Plan of Stock Purchase and Agreement to Merge was previously filed by the Company on May 12, 1998 with its March 31, 1998 10Q filing.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statement of Business Acquired

     The audited financial statements of North Pacific Bancorporation as of December 31, 1997 and 1996 and the years then ended are attached hereto as Appendix A. North Pacific Bancorporation's Condensed Statements of Condition as of March 31, 1998 (unaudited) and December 31, 1997, and unaudited Condensed Statements of Income for the three months ended March 31, 1998 and 1997 are attached hereto as Appendix B.

(b)  Pro Forma Financial Information

     Unaudited pro forma condensed combined financial statements reflecting consummation of the acquisition are attached hereto as Appendix C. The unaudited pro forma condensed combined statement of financial condition as of March 31, 1998 combines the historical consolidated statements of financial condition of Heritage Financial Corporation ("HFC")and North Pacific Bank ("NP")as if the acquisition had occurred on such date after giving effect to certain pro forma adjustments described in the accompanying notes. North Pacific Bank's financial statements are included in the pro forma condensed combined financial statements because the use of NP and its operations are more indicative of the impact of this acquisition on HFC. The unaudited pro forma condensed combined statements of income are presented as if the acquisition had been consummated at the beginning of each period presented. Financial information for North Pacific Bank, which has a December 31 fiscal year end, has been adjusted to reflect a June 30 fiscal year end in order to present nine month periods ended March 31, 1998 and 1997.

     The unaudited pro forma condensed combined financial statements and notes thereto reflect the application of the purchase method of accounting. The unaudited pro forma condensed combined financial statements included herein are not necessarily indicative of the future results of operations or the future financial position of the combined entities or the results of operations and financial position of the combined entities that would have actually occurred had the transactions been in effect as of the dates or for the periods presented.

c.  EXHIBITS

(1) Exhibit 2 - The Plan of Stock Purchase and Agreement to Merge between the Company and North Pacific Bancorporation (incorporated by reference to
     EXHIBIT 2 to the Company's Form 10Q filed for the quarter ended March 31, 1998, file number 000-29480).

(2)  EXHIBIT 23 - Consent of Knight, Vale & Gregory, Inc. P.S.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                        HERITAGE FINANCIAL CORPORATION
                                  Registrant

Date: August 7, 1998           /s/ Donald V. Rhodes
                      -----------------------------------------
                      Donald V. Rhodes, Chairman, President and
                      Chief Executive Officer

Date: August 7, 1998             /s/ James Hastings
                      -----------------------------------------
                         James Hastings, Vice President and
                         Treasurer

ITEM 7(a).  FINANCIAL STATEMENTS OF NORTH PACIFIC BANCORPORATION

                                                                      Appendix A
                         North Pacific Bancorporation

                                and Subsidiary


                         CONSOLIDATED FINANCIAL REPORT


                               December 31, 1997

CONTENTS
--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT.................................     6


CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets..................................     8

Consolidated Statements of Income............................     9

Consolidated Statements of Changes in Shareholder's Equity...    10

Consolidated Statements of Cash Flows........................ 11-12

Notes to Consolidated Financial Statements................... 13-26

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
NORTH PACIFIC BANCORPORATION
Tacoma, Washington


We have audited the accompanying consolidated balance sheets of NORTH PACIFIC BANCORPORATION AND SUBSIDIARY as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NORTH PACIFIC BANCORPORATION AND SUBSIDIARY as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


KNIGHT, VALE & GREGORY, INC., P.S.

/s/ Knight, Vale & Gregory, Inc., P.S.

January 7, 1998
Tacoma, Washington

                                 CONSOLIDATED

                                   FINANCIAL

                                  STATEMENTS

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
(Dollars in Thousands)

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996


                                                                                 1997     1996
ASSETS

  Cash and due from banks                                                       $ 4,258  $ 4,204
  Interest bearing deposits in banks                                              2,615    2,262
  Federal funds sold                                                              4,500    4,000
  Securities available for sale                                                  14,628   14,329
  Securities held to maturity (market value $2,976 and $3,281)                    2,944    3,254

  Loans                                                                          42,781   38,199
  Allowance for credit losses                                                       614      541
  NET LOANS                                                                      42,167   37,658

  Premises and equipment                                                          1,983    1,994
  Accrued interest receivable                                                       488      470
  Cash value of officers' life insurance                                            713      685
  Other assets                                                                      160      162

  TOTAL ASSETS                                                                  $74,456  $69,018

LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES
  Deposits:
   Demand                                                                       $14,447  $13,343
   Savings and interest-bearing demand                                           35,549   32,127
   Time                                                                          14,292   13,100
  TOTAL DEPOSITS                                                                 64,288   58,570

  Accrued interest payable                                                           95      120
  Federal funds purchased and securities sold under agreements to repurchase        574      732
  Subordinated capital debentures                                                   500      500
  Long-term debt                                                                    736      766
  Other liabilities                                                                 264      368

  TOTAL LIABILITIES                                                              66,457   61,056

COMMITMENTS AND CONTINGENCIES                                                       - -      - -

SHAREHOLDER'S EQUITY
  Common stock, par value $1 per share;
   50,000 shares authorized; 5,154 shares issued                                      5        5
  Surplus                                                                         1,367    1,367
  Retained earnings                                                               6,598    6,582
  Net unrealized gain on securities available for sale,
   net of tax of $16 and $4, respectively                                            29        8
  TOTAL SHAREHOLDER'S EQUITY                                                      7,999    7,962

  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                    $74,456  $69,018

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------
(Dollars in Thousands, Except Per Share Amounts)

North Pacific Bancorporation and Subsidiary
Years Ended December 31, 1997 and 1996

                                                                                 1997     1996
INTEREST INCOME
  Loans                                                                           $4,474  $4,399
  Federal funds sold and deposits in banks                                           312     288
  Securities available for sale - taxable                                            875   1,019
  Securities held to maturity - tax-exempt                                           139     160
  TOTAL INTEREST INCOME                                                            5,800   5,866

INTEREST EXPENSE
  Deposits                                                                         1,732   1,944
  Federal funds purchased and securities sold under agreements to repurchase          25      17
  Subordinated debentures                                                             38      38
  Long-term debt                                                                      44      48
  TOTAL INTEREST EXPENSE                                                           1,839   2,047

  NET INTEREST INCOME                                                              3,961   3,819

PROVISION FOR CREDIT LOSSES                                                           90     - -

  NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                            3,871   3,819

NON-INTEREST INCOME
  Service charges on deposit accounts                                                261     289
  Loan servicing fees                                                                118      92
  Gains on sales of loans                                                            232     253
  License department income                                                          221     203
  Other operating income                                                             317     320
  TOTAL NON-INTEREST INCOME                                                        1,149   1,157

NON-INTEREST EXPENSE
  Salaries                                                                         2,220   2,155
  Employee benefits                                                                  451     550
  Occupancy                                                                          230     229
  Equipment                                                                          309     286
  State B&O taxes                                                                    125     120
  Other                                                                              979     820
  TOTAL NON-INTEREST EXPENSE                                                       4,314   4,160

  INCOME BEFORE INCOME TAXES                                                         706     816

INCOME TAXES                                                                         190     226

  NET INCOME                                                                      $  516  $  590

EARNINGS PER SHARE DATA
  Basic earnings per share                                                       $100.11 $114.47

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                        5,154   5,154


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------
(Dollars in Thousands)

North Pacific Bancorporation and Subsidiary
Years Ended December 31, 1997 and 1996

                                                                       NET UNREALIZED
                                                                       GAIN ON
                                      COMMON               RETAINED    SECURITIES
                                      STOCK     SURPLUS    EARNINGS    AVAILABLE FOR SALE     TOTAL
Balance at December 31, 1995            $5       $1,367     $5,992            $ 69           $7,433

Net income                              --           --        590              --              590

Valuation adjustments, net of tax       --           --         --             (61)             (61)

    BALANCE AT DECEMBER 31, 1996         5        1,367      6,582               8            7,962

Net income                              --           --        516              --              516

Valuation adjustments, net of tax       --           --         --              21               21

Cash dividends paid                     --           --       (500)             --             (500)

    BALANCE AT DECEMBER 31, 1997        $5       $1,367     $6,598            $ 29           $7,999

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
(Dollars in Thousands)

North Pacific Bancorporation and Subsidiary
Years Ended December 31, 1997 and 1996

                                                                                 1997       1996
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                 $    516   $   590
    Adjustments to reconcile net income to net cash provided
      by operating activities:
        Provision for credit losses                                                  90        --
        Depreciation and amortization                                               297       294
        Deferred income taxes (benefit)                                              (8)       31
        Gain on sales of premises and equipment                                     (10)       --
        Gains on sales of loans                                                    (232)     (253)
        Increase in cash value of officers' life insurance                          (28)      (26)
        (Increase) decrease in accrued interest receivable                          (18)      101
        Increase in interest payable                                                (25)      (42)
        Other, net                                                                 (135)      519
    NET CASH PROVIDED BY OPERATING ACTIVITIES                                       447     1,214

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from maturities of securities held to maturity
      and available for sale                                                     11,156     8,059
    Purchases of securities available for sale                                  (10,233)   (5,988)
    Purchases of securities held to maturity                                       (850)     (790)
    Net increase in interest bearing deposits in banks                             (353)   (1,237)
    Net (increase) decrease in federal funds sold                                  (500)    2,000
    Purchases of premises and equipment                                            (295)     (100)
    Proceeds from sales of premises and equipment                                    19        --
    Proceeds from sales of loans                                                  3,588     3,730
    Net increase in loans                                                        (7,955)   (2,249)
    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                          (5,423)    3,425

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase (decrease) in demand, savings and
      interest-bearing demand deposits                                            4,526    (2,454)
    Net increase (decrease) in time deposits                                      1,192    (1,943)
    Net increase (decrease) in federal funds purchased and securities sold         (158)      458
    Net repayment of long-term debt                                                 (30)     (124)
    Cash dividends paid                                                            (500)       --
    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                           5,030    (4,063)

    NET INCREASE IN CASH AND DUE FROM BANKS                                          54       576

CASH AND DUE FROM BANKS
    Beginning of year                                                             4,204     3,628

    END OF YEAR                                                                $  4,258   $ 4,204

(continued)

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
(concluded) (Dollars in Thousands)

North Pacific Bancorporation and Subsidiary
Years Ended December 31, 1997 and 1996



                                                                                 1997       1996
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash payments for:
        Interest                                                               $1,864     $2,087
        Income taxes                                                              210        135

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING ACTIVITIES
    Fair value adjustment of assets available for sale                         $   33     $  (93)
    Income tax effect of fair value adjustment                                    (12)        32

See notes to consolidated  financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of North Pacific Bancorporation (the Company) and its wholly owned subsidiary, North Pacific Bank (the Bank). All significant intercompany transactions and balances have been eliminated.

NATURE OF OPERATIONS

North Pacific Bancorporation is a one-bank holding company, with lending and other activities concentrated in and around Tacoma and Pierce County, Washington. The Bank has two branches; its primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses.

FINANCIAL STATEMENT PRESENTATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, as of the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Certain prior year amounts have been reclassified to conform to 1997 presentation. All dollar amounts are stated in thousands, except per share information.

SECURITIES HELD TO MATURITY

Debt securities for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized in interest income over the period to maturity.

SECURITIES AVAILABLE FOR SALE

Securities available for sale consist of debt and certain equity securities not classified as securities held to maturity. Securities available for sale are reported at fair value. Unrealized gains and losses, net of the related deferred tax effect, are reported as a net amount in a separate component of shareholder's equity. Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.

Declines in the fair value of individual securities held to maturity and available for sale below their cost that are other than temporary result in write-downs of the individual securities to their fair value. Such write-downs are included in earnings as realized losses.


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LOANS

Loans are stated at the amount of unpaid principal, reduced by an allowance for credit losses. Interest on loans is accrued daily based on the principal amount outstanding.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. Interest income is subsequently recognized only to the extent cash payments are received.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. The allowance is based on management's periodic evaluation of potential losses in the loan portfolio after consideration of historical loss experience, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, economic conditions, the results of examination of individual loans, the evaluation of the overall portfolio by senior credit personnel and federal and state regulatory agencies, and other risks inherent in the portfolio. This evaluation requires the use of current estimates, which may vary from the ultimate collectibility experienced in the future. The estimates used are reviewed periodically and, as adjustments become necessary, they are charged to operations in the period in which they become known.

When management determines it is possible that a borrower will be unable to repay all amounts due according to the terms of the loan agreement, including scheduled interest payments, the loan is considered impaired. The amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or when the primary source of repayment is provided by real estate collateral, at the fair value of the collateral less estimated selling costs. The amount of impairment and any subsequent charges are recorded through the provision for credit losses as an adjustment to the allowance for credit losses.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation, which is computed on a straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is less. Gains or losses on dispositions are reflected in earnings.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

INCOME TAXES

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

CASH AND CASH EQUIVALENTS

The Company considers all amounts due from depository institutions to be cash equivalents.

EARNINGS PER SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS No. 128), which the Company adopted in the fourth quarter of 1997. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share. Basic earnings per share exclude dilution and are computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Company's stock option plans. There was no change in previously reported earnings per share as a result of adopting this pronouncement.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued Statements of Accounting Standards Nos. 130, Reporting Comprehensive Income, and 131, Disclosures about Segment of an Enterprise and Related Information, both of which are effective for years beginning after December 31, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. All items that are required to be recognized under accounting standards as components of comprehensive income will have to be reported in a financial statement that is displayed with the same prominence as other financial statements. Also, the accumulated balance of other comprehensive income will have to be displayed separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. SFAS No. 131 requires that public enterprises report financial and descriptive information about their reportable operating segments. Both of these pronouncements will require additional disclosures about the Company's operations, but are not anticipated to have any effect on financial position or results of operations.


NOTE 2 - RESTRICTED ASSETS

Federal Reserve Board regulations require that the Bank maintain certain minimum reserve balances on deposit with the Federal Reserve Bank. The amounts of such balances for the years ended December 31, 1997 and 1996 were approximately $472 and $255, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996

NOTE 3 - DEBT AND EQUITY SECURITIES

Debt and equity securities have been classified according to management's intent. The carrying amount of securities and their approximate fair values at December 31 are as follows:

                                                               GROSS         GROSS
                                                 AMORTIZED     UNREALIZED    UNREALIZED    FAIR
                                                 COST          GAINS         LOSSES        VALUES
SECURITIES AVAILABLE FOR SALE

DECEMBER 31, 1997
    U.S. Government and agency securities         $12,739          $41           $ 2       $12,778
    Corporate securities                            1,505            6            --         1,511
    Equity securities                                 339           --            --           339

    TOTAL                                         $14,583          $47           $ 2       $14,628

DECEMBER 31, 1996
    U.S. Government and agency securities         $12,991          $26           $10       $13,007
    Corporate securities                            1,011           --             4         1,007
    Equity securities                                 315           --            --           315

    TOTAL                                         $14,317          $26           $14       $14,329

SECURITIES HELD TO MATURITY

DECEMBER 31, 1997
    State and municipal securities                $ 2,944          $33           $ 1       $ 2,976

DECEMBER 31, 1996
    State and municipal securities                $ 3,254          $33           $ 6       $ 3,281

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996

NOTE 3 - DEBT AND EQUITY SECURITIES (concluded)

The scheduled maturities of debt securities held to maturity and available for sale at December 31, 1997 are as follows:


                                       HELD TO MATURITY              AVAILABLE FOR SALE

                                       AMORTIZED      FAIR           AMORTIZED      FAIR
                                       COST           VALUE          COST           VALUE
                                       ----------   ----------       ----------   ----------
Due in one year or less                  $  651       $  657           $ 2,997      $ 2,999
Due from one year to five years           1,443        1,459            10,747       10,790
Due after ten years                         850          860               500          500

  TOTAL                                  $2,944       $2,976           $14,244      $14,289

Securities carried at approximately $2,687 (market value of $2,705) at December 31, 1997 and $2,865 (market value of $2,866) at December 31, 1996 were pledged to secure public deposits and for other purposes required or permitted by law.

NOTE 4 - LOANS

Loans at December 31 consist of the following:

                              1997       1996
Commercial                  $ 8,308    $ 9,502
Real estate construction      3,027      2,948
Real estate mortgage:
    Residential               8,557      8,422
    Non-residential          22,068     16,881
Consumer                      1,075        753
                             43,035     38,506
Less unearned income            254        307

  TOTAL LOANS               $42,781    $38,199

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996



NOTE 4 - LOANS (concluded)

Changes in the allowance for credit losses for the years ended December 31 are as follows:

                                                       1997       1996
Balance at beginning of year                           $541       $559
Provision for credit losses                              90         --

Charge-offs                                             (17)       (29)
Recoveries                                               --         11
  NET CHARGE-OFFS                                       (17)       (18)

  BALANCE AT END OF YEAR                               $614       $541


The recorded investment in impaired loans was $175 and $117 at December 31, 1997 and 1996, respectively. No allocation of the allowance for credit losses was considered necessary for these impaired loans. The average recorded investment in impaired loans during the years ended December 31, 1997 and 1996 was $119 and $360, respectively. Income recognized on impaired loans totaled $12 in 1997 and $153 in 1996.

At December 31, 1997, there were no commitments to lend additional funds to borrowers whose loans have been modified. Loans 90 days and over past due still accruing interest totaled $182 and $128 at December 31, 1997 and 1996, respectively.

Certain related parties of the Company, principally directors and their associates, were loan customers of the Bank in the ordinary course of business during 1997 and 1996. Total loans outstanding at December 31, 1997 and 1996 to key officers and directors were $145 and $90, respectively. Gross principal payments totaled $90 and $71 during the years ended December 31, 1997 and 1996, respectively. New advances of $145 were made during 1997; none were made in 1996.

Government guaranteed loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of guaranteed loans serviced for others were $8,617 and $6,516 at December 31, 1997 and 1996, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996



NOTE 5 - PREMISES AND EQUIPMENT

The components of premises and equipment at December 31 are as follows:

                                                      1997        1996
Land                                                 $  310      $  310
Buildings                                             2,517       2,364
Equipment, furniture and fixtures                     2,196       2,073
                                                      5,023       4,747
Less accumulated depreciation and amortization        3,040       2,753

  TOTAL PREMISES AND EQUIPMENT                       $1,983      $1,994



NOTE 6 - DEPOSITS

The aggregate amount of certificates of deposit, each with a balance in excess of one hundred thousand dollars, was $2,978 and $3,100 at December 31, 1997 and 1996, respectively.

At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

                           0 - 90 days       $4,663
                           91 - 365 days      7,682
                           Over 1 year        1,947

                                            $14,292

NOTE 7 - LONG-TERM DEBT

Long-term debt at December 31, 1997 and 1996 consists of the following:

                                                       1997        1996

Note payable to Federal Home Loan Bank, payable in
monthly installments of $2, plus interest at
5.95%, collateralized by U.S. Government
securities, maturing on January 2, 2009                $381        $401

Note payable to Federal Home Loan Bank, interest
payable monthly at 6.48%, collateralized by
U.S. Government securities, maturing on
September 6, 2005                                       328         328

Note payable to Tacoma City Light, payable in
monthly installments of principal and
interest of $1, interest imputed at 6.25%,
maturing on October 1, 2000                              27          37

  TOTAL LONG-TERM DEBT                                 $736        $766


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996



NOTE 7 - LONG-TERM DEBT (concluded)

Minimum annual principal payments are as follows for future years ending December 31:

                          1998                  $ 30
                          1999                    30
                          2000                    27
                          2001                    20
                          2002                    20
                          Thereafter             609

                                                $736

NOTE 8 - SUBORDINATED CAPITAL DEBENTURES

In 1991, the Bank issued uncollateralized, subordinated debentures totaling $500. The debentures bear interest at 8.5%, adjustable annually at two percentage points above the average October yields for 52-week Treasury Bills. Interest is payable quarterly, and the obligations mature December 31, 1998. At December 31, 1997, the interest rate was 7.64%.

NOTE 9 - EMPLOYEE BENEFITS

The Company has a 401(k) defined contribution plan for those employees who meet the eligibility requirements set forth in the plan. Contributions to the plan, adopted in January 1986, are at the discretion of the Bank's Board of Directors and are limited to 4% of employee compensation. Eligible employees can contribute up to 15% of compensation. The Bank's contribution to the plan was $58 in 1996; no contribution was made in 1997.

NOTE 10 - EMPLOYEE STOCK OWNERSHIP PLAN

In December 1996, the Company adopted an Employee Stock Ownership Plan (ESOP) for those employees who meet the eligibility requirements set forth in the plan. The ESOP is a combination of a money purchase plan and a stock bonus plan. Eligible employees can contribute up to 15% of compensation. Employer contributions to the plan are paid in an amount equal to 10% of the compensation of all participants entitled to share in the allocation for the plan year. Additional employer contributions to the ESOP are at the discretion of the Board of Directors. Employer contributions to the ESOP were $170 in 1997 and $200 in 1996.

The Company is in the process of securing outside financing for a possible initial purchase of stock for the ESOP. Any such debt incurred would be guaranteed by the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996



NOTE 11 - INCOME TAXES

Income taxes are comprised of the following for the years ended December 31:


                                                        1997       1996

           Current                                      $198       $195
           Deferred (benefit)                             (8)        31

              TOTAL INCOME TAXES                        $190       $226


The following is a reconciliation between the statutory and the effective federal income tax rates for the years ended December 31:

                                        1997     PERCENT    1996    PERCENT
                                                OF PRETAX          OF PRETAX
                                       AMOUNT     INCOME   AMOUNT   INCOME
Income tax at statutory rates           $240       34.0%    $278     34.0%
Decrease resulting from:
  Tax-exempt income                      (43)      (6.1)     (48)    (5.9)
  Other                                   (7)      (1.0)      (4)     (.5)

  TOTAL INCOME TAX EXPENSE              $190       26.9%    $226     27.6%


The effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1997 and 1996 are presented below:


                                                       1997      1996
DEFERRED TAX ASSETS
  Allowance for credit losses                           $113     $ 94

DEFERRED TAX LIABILITIES
  Accumulated depreciation                                53       56
  Unrealized gain on securities available for sale        16        4
  Deferred income                                         88       74
  TOTAL DEFERRED TAX LIABILITIES                         157      134

  NET DEFERRED TAX LIABILITIES                         ($ 44)   ($ 40)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996



NOTE 12 - COMMITMENTS AND CONTINGENCIES


The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments is as follows:

             Commitments to extend credit                  $9,117
             Standby letters of credit                        375
             Commercial letters of credit                     968

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that approximately 60% to 70% of loan commitments are drawn upon by customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances where the Bank deems necessary.

The Bank has agreements with other commercial banks and the Federal Home Loan Bank for lines of credit totaling $10,448. At December 31, 1997, these lines were unused.

Because of the nature of its activities, the Company is subject to various pending and threatened legal actions which arise in the ordinary course of business. In the opinion of management, liabilities arising from these claims, if any, will not have a material effect on the financial position of the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996



NOTE 13 - CONCENTRATION OF CREDIT RISK

The Bank has credit risk exposure, including off-balance-sheet credit risk exposure, related to commercial loans as disclosed in Notes 4 and 12. The ultimate collectibility of a substantial portion of the loan portfolio is susceptible to changes in economic and market conditions in the region. The Bank does have a concentration of loans to gas stations and convenience stores. These loans account for approximately 14% of the loan portfolio at December 31, 1997. The Bank generally requires collateral on its loan exposures, and typically maintains loan-to-value ratios of no greater than 75%.

Investments in state and municipal securities involve governmental entities within the State of Washington. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of practice, generally does not extend credit to any single borrower or group of related borrowers in excess of $1,000.

The contractual amounts of credit-related financial instruments such as commitments to extend credit, credit card arrangements, and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

NOTE 14 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

CONDENSED BALANCE SHEETS - DECEMBER 31

                                                 1997      1996
ASSETS
  Cash                                          $   50     $  171
  Investment in subsidiary                       7,736      7,563
  Receivable from subsidiary                       213        240

  TOTAL ASSETS                                  $7,999     $7,974


LIABILITIES AND SHAREHOLDER'S EQUITY
  Liabilities                                   $   --     $   12
  Shareholder's equity                           7,999      7,962

  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY    $7,999     $7,974


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996



NOTE 14 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY (concluded)

CONDENSED STATEMENTS OF INCOME - YEARS ENDED DECEMBER 31

                                                                                 1997  1996
OPERATING INCOME
  Dividends received from subsidiary                                             $800  $600

OPERATING EXPENSES
  Interest expense                                                                - -     2
  Salaries and employee benefits                                                  504   502
  Other                                                                           157    24
  TOTAL OPERATING EXPENSES                                                        661   528

  INCOME BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARY     139    72

INCOME TAX BENEFIT                                                                225   180

  INCOME BEFORE EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARY                      364   252

EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARY                                      152   338

  NET INCOME                                                                     $516  $590


CONDENSED STATEMENTS OF CASH FLOWS - YEARS ENDED DECEMBER 31

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                     $516  $590
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Equity in income of undistributed subsidiary                                (152) (338)
     (Increase) decrease in receivable from subsidiary                             27  (152)
     Increase (decrease) in other assets and liabilities                          (12)   99
  NET CASH PROVIDED BY OPERATING ACTIVITIES                                       379   199

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on long-term debt                                            - -   (96)
  Decrease in notes receivable                                                    - -    41
  Cash dividends paid                                                            (500)  - -
  NET CASH USED IN FINANCING ACTIVITIES                                          (500)  (55)

  NET CHANGE IN CASH                                                             (121)  144

CASH
  Beginning of year                                                               171    27

  END OF YEAR                                                                   $ 50   $171


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996



NOTE 15 - REGULATORY MATTERS

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines in the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Under the regulatory framework for prompt corrective action, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-based ratios as set forth in the table.

As of December 31, 1997, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, and Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. Management believes, as of December 31, 1997, that the Bank meets all capital requirements to which it is subject.

The Company's and the Bank's actual capital amounts and ratios at December 31 are presented in the following table.

                                                                               TO BE WELL CAPITALIZED
                                                                               UNDER PROMPT
                                                             CAPITAL ADEQUACY  CORRECTIVE ACTION
                                               ACTUAL        PURPOSES          PROVISIONS
                                               AMOUNT  RATIO  AMOUNT  RATIO    AMOUNT  RATIO

DECEMBER 31, 1997
  Tier 1 capital (to average assets):
   Consolidated                                $7,970  10.99%  $2,901  4.00%     N/A    N/A
   North Pacific Bank                           7,707  10.63    2,901  4.00   $3,627   5.00%
  Tier 1 capital (to risk-weighted assets):
   Consolidated                                 7,970  16.36    1,949  4.00      N/A    N/A
   North Pacific Bank                           7,707  15.82    1,949  4.00    2,923   6.00
  Total capital (to risk-weighted assets):
   Consolidated                                 8,679  17.81    3,898  8.00      N/A    N/A
   North Pacific Bank                           8,416  17.27    3,898  8.00    4,872  10.00


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

North Pacific Bancorporation and Subsidiary
December 31, 1997 and 1996



NOTE 15 - REGULATORY MATTERS (concluded)

                                                                               TO BE WELL CAPITALIZED
                                                                               UNDER PROMPT
                                                             CAPITAL ADEQUACY  CORRECTIVE ACTION
                                               ACTUAL        PURPOSES          PROVISIONS
                                               AMOUNT  RATIO  AMOUNT  RATIO    AMOUNT  RATIO
DECEMBER 31, 1996
  Tier 1 capital (to average assets):
   Consolidated                                $7,954  11.58%  $2,747  4.00%     N/A    N/A
   North Pacific Bank                           7,555  11.01    2,744  4.00   $3,430   5.00%
  Tier 1 capital (to risk-weighted assets):
   Consolidated                                 7,954  19.03    1,672  4.00      N/A    N/A
   North Pacific Bank                           7,555  18.10    1,670  4.00    3,340   6.00
  Total capital (to risk-weighted assets):
   Consolidated                                 8,676  20.76    3,344  8.00      N/A    N/A
   North Pacific Bank                           8,277  19.83    3,340  8.00    4,175  10.00


RESTRICTIONS ON RETAINED EARNINGS

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1997, all of the Bank's retained earnings were available for dividend declaration without prior regulatory approval.

                                                                      Appendix B

                         NORTH PACIFIC BANCORPORATION
                  CONDENSED STATEMENTS OF FINANCIAL CONDITION
                  As of December 31, 1997 and March 31, 1998

                            (Dollars in thousands)

                                                                                      (Unaudited)
                          ASSETS                              December 31, 1997      March 31, 1998
                                                              -----------------      --------------
Cash on hand and in banks                                           $ 4,258                3,681
Interest earning deposits                                             2,615                2,900
Federal funds sold                                                    4,500                5,500
Securities available for sale                                        14,628               11,622
Securities held to maturity                                           2,944                3,193
Loans                                                                42,781               45,715
   Less:  Allowance for loan losses                                    (614)                (644)
                                                                    -------              -------
        Net loans                                                    42,167               45,071

Premises and equipment                                                1,983                1,997
Other assets                                                          1,361                  740
                                                                    -------              -------
     Total assets                                                   $74,456               74,704
                                                                    =======              =======

LIABILITIES AND STOCKHOLDER'S EQUITY

Deposits                                                            $64,288               63,822
Federal Home Loan Bank advances                                         709                  704
Securities sold under agreements to
   repurchase                                                           574                  509
Other borrowed funds                                                    527                  525
Other liabilities                                                       359                1,022

Stockholder's equity                                                  7,999                8,122
                                                                    -------              -------
     Total liabilities and stockholder's
          equity                                                    $74,456               74,704
                                                                    =======              =======

                         NORTH PACIFIC BANCORPORATION
                        CONDENSED STATEMENTS OF INCOME
               For the Three Months Ended March 31, 1997 and 1998

        (Unaudited; in thousands, except for share and per share data)

                                                          Three Months Ended
                                                                March 31,
                                                        --------------------------
                                                          1997               1998
                                                         ------              -----
Interest income                                          $1,457              1,561
Interest expense                                            442                491
                                                         ------              -----
    Net interest income                                   1,015              1,070
Provision for loan losses                                    20                 30
                                                         ------              -----
   Net interest income after provision
        for loan losses                                     995              1,040

Other income                                                214                265
Other expense                                             1,090              1,177
                                                         ------              -----
   Income before Federal income tax                         119                128
Federal income tax                                           12                 17
                                                         ------              -----
   Net income                                            $  107                111
                                                         ======              =====

Net income per share
   Basic                                                 $20.76              21.54
   Diluted                                                20.76              21.54

Weighted average number of common shares:
   Basic                                                  5,154              5,154
   Diluted                                                5,154              5,154

                                                                      Appendix C

Item 7(b).  PRO FORMA FINANCIAL INFORMATION


        PRO FORMA CONDENSED COMBINED STATEMENTS OF FINANCIAL CONDITION
                             As of March 31, 1998

                       (Unaudited; Dollars in thousands)

                                                                                  Pro Forma              Pro Forma
                ASSETS                          HFC                NP            Adjustments              Combined
                                              --------           ------          -----------             ---------
Cash on hand and in banks                     $  6,893            3,681                                    10,574
Federal funds sold                                   -            2,900                                     2,900
Interest earning deposits                       59,046            5,500            (17,609)(1)             46,937
Securities available for sale                    1,602           11,622                                    13,224
Securities held to maturity                     22,886            3,193                                    26,079
Loans held for sale                              8,150                -                                     8,150
Loans                                          213,224           45,715                                   258,939
Less:  Allowance for loan
       losses                                   (2,842)            (644)                                   (3,486)
                                              --------           ------             ------                -------
  Net loans                                    210,382           45,071                                   255,453

Premises and equipment                          11,659            1,997              2,397 (2)             16,053
Other assets                                     2,188              740              8,026 (3)             10,954
                                              --------           ------             ------                -------
     Total assets                             $322,806           74,704             (7,186)               390,324
                                              ========           ======             ======                =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                      $225,619           63,932                                   289,551
Federal Home Loan Bank
   advances                                          -              704                                       704
Securities sold under
   agreements to repurchase                          -              509                                       509
Other borrowed funds                                 -              525                                       525
Other liabilities                                4,230            1,125                723 (4)              6,078

Stockholders' equity                            92,957            7,909             (7,909)                92,957
                                              --------           ------             ------                -------
     Total liabilities and
        stockholder's equity                  $322,806           74,704             (7,186)               390,324
                                              ========           ======             ======                =======

(1)  Represents acquisition purchase price plus transaction costs.
(2) Represents the fair value of premises in excess of book value. Fair value of premises is based on appraised value at June 12, 1998.
(3)  Represents estimated goodwill.
(4)  Represents the deferred tax effects of the purchase accounting adjustments.

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements

                   PRO FORMA CONDENSED STATEMENTS OF INCOME
                       For the Year Ended June 30, 1997

               (Unaudited; in thousands, except per share data)


                                                                      Pro Forma     Pro Forma
                                                 HFC         NP      Adjustments     Combined
                                               -------      -----    -----------    ---------
Interest income                                $18,512      5,936         (935)        23,513
Interest expense                                 9,000      1,848            -         10,848
                                               -------      -----       ------         ------
   Net interest income                           9,512      4,088         (935)        12,665
Provision for loan losses                         (270)        50            -           (220)
                                               -------      -----       ------         ------
   Net interest income after
     provision for loan losses                   9,782      4,038         (935)        12,885

Other income                                     3,347      1,082            -          4,429
Other expense                                   11,105      3,663          645 (1)     15,413
                                               -------      -----       ------         ------
   Income before Federal
     income tax (benefit)                        2,024      1,457       (1,580)         1,901
Federal income tax (benefit)                      (245)       486         (342)          (101)
                                               -------      -----       ------         ------
   Net income                                  $ 2,269        971       (1,238)         2,002
                                               =======      =====       ======         ======

Earnings per share:
   Basic                                         $0.24       0.10        (0.13)          0.21
   Diluted                                        0.24       0.10        (0.13)          0.21

Weighted average number of
  common shares:
   Basic                                         9,309
   Diluted                                       9,392

(1) Includes amortization of estimated goodwill over a 15 year period.

                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                    For the Nine Months Ended March 31, 1998

                (Unaudited; in thousands, except per share data)


                                                                      Pro Forma     Pro Forma
                                                 HFC         NP      Adjustments     Combined
                                               -------      -----    -----------    ---------
Interest income                                $16,552      4,594         (726)        20,420
Interest expense                                 7,486      1,443            -          8,929
                                               -------      -----       ------         ------
   Net interest income                           9,066      3,151         (726)        11,491
Provision for loan losses                           90         70            -            160
                                               -------      -----       ------         ------
   Net interest income after
     provision for loan losses                   8,976      3,081         (726)        11,331

Other income                                     2,820        654            -          3,474
Other expense                                    8,069      2,822          484         11,375
                                               -------      -----       ------         ------
   Income before Federal
     income tax                                  3,727        913       (1,211)         3,429
Federal income tax                               1,312        267         (247)         1,332
                                               -------      -----       ------         ------
   Net income                                    2,415        646         (964)         2,097
                                               =======      =====       ======         ======

Earnings per share:
   Basic                                         $0.25       0.07        (0.10)          0.22
   Diluted                                        0.25       0.07        (0.10)          0.22

Weighted average number of
  common shares:
   Basic                                         9,410
   Diluted                                       9,615

                      NOTES TO PROFORMA CONDENSED COMBINED
           STATEMENT OF FINANCIAL CONDITION AND STATEMENTS OF INCOME


NOTE 1.  Basis of Presentation

     The unaudited pro forma condensed combined statement of financial condition as of March 31, 1998 combines the historical consolidated statements of financial condition of Heritage Financial Corporation ("HFC") and North Pacific Bank ("NP") as if the acquisition had occurred on March 31, 1998 after giving effect to certain pro forma adjustments described in the accompanying notes. North Pacific Bank's financial statements are included in the pro forma condensed combined financial statements because the use of NP and its operations are more indicative of the impact of this acquisition on HFC. The unaudited pro forma condensed combined statements of income are presented as if the acquisition had been consummated at the beginning of each period presented. Financial information for North Pacific Bank, which has a December 31 fiscal year end, has been adjusted to reflect a June 30 fiscal year end in order to present the nine month period ended March 31, 1998 and the twelve months ended June 30, 1997.

     The unaudited pro forma condensed combined financial statements and notes thereto reflect the application of the purchase method of accounting. The unaudited pro forma condensed combined financial statements included herein are not necessarily indicative of the future results of operations or the future financial position of the combined entities or the results of operations and financial position of the combined entities that would have actually occurred had the transactions been in effect as of the dates or for the periods presented.

NOTE 2.  Pro Forma Adjustments

     The pro forma adjustments to the pro forma condensed combined statements of financial condition as of March 31, 1998 represent the purchase accounting adjustments recorded at June 12, 1998 for the $17.5 million purchase price plus transaction costs, and for the fair value of assets acquired and liabilities assumed. However, because the stockholders' equity of the acquired entity is shown at March 31, 1998 rather than June 12, 1998, this results in an estimated goodwill of $8.0 million which differs from that recorded at June 12, 1998. For purposes of the pro forma condensed statements of income, the amortization of goodwill and the depreciation of the fair value of premises in excess of book value are based on the June 12, 1998 figures and are based on terms of 15 years and 25 years, respectively. The pro forma adjustment for the loss of interest income related to the decrease in interest earning deposits of $17,609 (purchase price plus transaction costs) is based on the average yield on interest earning deposits during the nine months ended March 31, 1998 and the twelve months ended June 30, 1997.

NOTE 3.  Earnings Per Share

     Earnings per share (basic and diluted) for the nine months ended March 31, 1997 and 1998 were computed based on Heritage Financial Corporation's weighted average shares outstanding during each period. Earnings per share information for periods prior to the Company's January 8, 1998 stock offering and conversion is based on the historical

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weighted average common shares outstanding for Heritage Bank during the applicable period multiplied by the exchange ratio utilized in the stock conversion (5.1492).

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